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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Nortech Systems Incorporated
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Nortech Systems Incorporated

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be Held May 11, 2011

To the Shareholders of
Nortech Systems Incorporated:

        The Annual Meeting of Shareholders of Nortech Systems Incorporated (the "Company") will be held at the Wayzata Country Club, 200 West Wayzata Boulevard, Wayzata, Minnesota, on May 11, 2011, at 3:00 p.m., for the following purposes:

  1.
  To consider and act upon the Board of Directors' recommendation to fix the number of directors of the Company at five;

  2.
  To elect a Board of Directors to serve for a one-year term and until their successors are elected and qualify;

  3.
  To transact such other business as may properly come before the meeting or any adjournment thereof.

        Only shareholders of record at the close of business on March 15, 2011, will be entitled to notice of and to vote at the meeting or any adjournment thereof.

        YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

        Your attention is called to the accompanying Proxy Statement.

                      By Order of the Board of Directors

                      Bert M. Gross
                       Secretary

April 6, 2011

Nortech Systems Incorporated

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS, MAY 11, 2011

        This Proxy Statement is furnished to shareholders of NORTECH SYSTEMS INCORPORATED, a Minnesota corporation (the "Company"), in connection with the solicitation on behalf of the Company's Board of Directors of proxies for use at the annual meeting of shareholders to be held on May 11, 2011, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

        The address of the principal executive office of the Company is 1120 Wayzata Boulevard East, Suite 201, Wayzata, Minnesota 55391. This Proxy Statement and form of Proxy are being mailed to shareholders of the Company on or about April 6, 2011.

SOLICITATION AND REVOCATION OF PROXIES

        The Company will pay the costs and expenses of solicitation of proxies. In addition to the use of the mails, directors, officers and regular employees of the Company may solicit proxies personally or by telegraph, telephone or letter with extra compensation. The Company will reimburse brokers and other custodians, nominees or fiduciaries for their expenses in forwarding proxy material to principals and obtaining their proxies.

        Proxies in the form enclosed are solicited on behalf of the Board of Directors. Any shareholder giving a proxy in this form may revoke it at any time before it is exercised. Such proxies, if received in time for voting and not revoked, will be voted at the annual meeting in accordance with the specifications indicated on the proxy.

VOTING RIGHTS

        Only shareholders of record of the Company's 2,742,992 shares of Common Stock outstanding as of the close of business on March 15, 2011, will be entitled to execute proxies or to vote. Each share of Common Stock is entitled to one vote. A majority of the outstanding shares must be represented at the meeting, in person or by proxy, to transact business.

 ELECTION OF DIRECTORS

        The bylaws of the Company provide for a Board of Directors consisting of one or more members, and further provide that the shareholders at each annual meeting shall determine the number of directors. The Company's Board of Directors recommends that the number of directors be set at five and it is intended that the proxies accompanying this statement will be voted at the 2011 meeting to establish a Board of Directors consisting of five members. All of the nominees are presently directors of the Company. Proxies solicited by the Board of Directors will, unless otherwise directed, be voted for the election of the following five nominees:

  MICHAEL J. DEGEN
  MYRON KUNIN
  KENNETH LARSON
  RICHARD W. PERKINS
  TRENT RILEY

        Following is information regarding the nominees:

Name	Age	Position
Michael J. Degen	67	President, Chief Executive Officer and Director
Myron Kunin	82	Chairman of the Board of Directors
Kenneth Larson	70	Director
Richard W. Perkins	80	Director
C. Trent Riley	71	Director

        Mr. Kunin has served from 1983 to 2004 as chairman of the board of directors of Regis Corporation, the world's largest owner, operator and franchisor of hair care salons. At certain times during the past five years, he served as a director of Regis Corporation. He has been a director of the Company since 1990. Mr. Kunin's extensive business experience as the founder, long-time chief executive officer and Director of Regis Corporation, has given him a deep insight into the issues faced by publicly owned corporations. He holds more than 50% of the outstanding shares of the Company and therefore is in a unique position to represent the interests of the Company's shareholders.

        Mr. Degen has served as president and CEO of Nortech Systems Inc., since May, 2002. Mr. Degen's experience includes 17 years with the Toro Company, a leader in the Lawn & Garden Industry, from 1983 to 2000. As managing director of Toro's Worldwide Parts and Operations, Mr. Degen gained firsthand knowledge and experience in complex multi-plant operations, customer service and organization management. Mr. Degen has been a director of the Company since May 1998. Mr. Degen brings to our Board his experience and knowledge of our business derived from his current position as president and CEO.

        Mr. Larson is currently the chairman of the board for Restaurant Technologies, Inc., an installer of automated cooking oil systems for the fast food restaurant industry, serving in this capacity since 1999. Mr. Larson was president and chief operating officer of Polaris Industries, a leader in sales and service to the ATV and snowmobile industries, from 1988 to 1998. Mr. Larson has gained firsthand experience on corporate financial performance and all aspects of manufacturing within multidivisional operations. He has been a director of the Company since 2002 and is chairman of the Compensation Committee. He served on the Board of Feather Lite, Inc. a publicly held company until it was acquired in 2006. Mr. Larson brings to our Board his experience and knowledge from both his current and past executive positions and strong manufacturing background.

        Mr. Perkins has served since 1985 as president, chief executive officer and a director of Perkins Capital Management, Inc., a registered investment advisor. He has been a director of the Company since 1993 and is currently the chairman of the Audit Committee. Mr. Perkins is also a member of the Board of Directors for three other public companies: China Nuvo Solar Energy, Inc., Synovis Life Technologies, Inc., and Vital Images, Inc. In addition, Mr. Perkins serves as a director for several privately held companies. At certain times during the past five years he served as a director for CNS, Inc., PW Eagle, Inc., Lifecore Biomedical, Inc., Teledigital, Inc., and Two Way TV (US), Inc. With his varied experiences as a director and investment manager working in the financial markets, Mr. Perkins has gained first hand knowledge and experience in audit and financial control on related matters dealing with shareholders and governance issues.

        Mr. Riley was president of Riley Dettman & Kelsey LLC, management consultants, from 1996 until his retirement in 2009. Mr. Riley has gained insight in all compensation matters through his wide variety of consulting engagements with public, private and non-profit organizations. Mr. Riley has been a director of the Company since 2001 and is chairman of the Nominating and Corporate Governance Committee and his background adds valuable assistance to Compensation Committee issues. Mr. Riley brings to our board his past leadership and project management experiences and his overall knowledge of our company.

DIRECTORS MEETINGS

        There were six meetings of the Board of Directors during the last fiscal year. All directors attended all meetings of the Board and committees of the Board on which such director served.

        The Board of Directors has established a Nominating and Corporate Governance Committee, a Compensation Committee, and an Audit Committee. The members of each committee are Messrs. Larson, Perkins and Riley. The Board of Directors has determined that Messrs. Larson, Perkins and Riley are independent directors under the rules established by the Securities and Exchange Commission and the Marketplace Rules of The NASDAQ Stock Market ("NASDAQ"). Further, the Board has determined that Mr. Perkins is an "audit committee financial expert" as defined by applicable regulations of the Securities and Exchange Commission. In the last fiscal year the Audit Committee met five times, the Compensation Committee met four times, and the Nominating and Corporate Governance Committee met twice. The charters of all committees are posted on the Company's website at www.nortechsys.com. We encourage Board members to attend the annual meeting of shareholders. All members of the Board attended the 2010 annual meeting.

BOARD LEADERSHIP STRUCTURE

        The Board has determined that the positions of Chairman of the Board and Chief Executive Officer should be held by different persons. The Board believes that this leadership structure has enhanced the Board's oversight of, and independence from, the Company's management and the Board's ability to carry out its roles and responsibilities on behalf of the shareholders.

RISK OVERSIGHT

        Management and the Company's General Counsel and Secretary discuss risks, both during board meetings and in direct discussions with board members. These discussions identify company risks which are prioritized and assigned to the appropriate board committee or the full board for oversight. Internal control and financial risks are overseen by the Audit Committee; compensation risks are overseen by the Compensation Committee; CEO succession planning is overseen by the Governance and Nominating Committee; and compliance risks are typically overseen by the full Board. Management regularly reports on each such risk to the relevant committee or the Board, and material risks identified by a relevant committee are then presented to the full Board. The company's risk management program as a whole is reviewed annually at a meeting of the Board. Additional review or reporting on company risks is conducted as needed or as requested by the board or committee. Coordination of management's review of these risks is performed by the Company's General Counsel and Secretary, who reports to the CEO and who is a member of the Company's leadership.

EXECUTIVE OFFICERS

        The Executive Officers of the Company are as follows:

Name	Age	Position
Michael J. Degen	67	President, Chief Executive Officer and Director
Richard G. Wasielewski	59	Senior Vice President and Chief Financial Officer
Garry Anderly	64	Senior Vice President
Peter L. Kucera	64	Senior Vice President
Curtis J. Steichen	54	Senior Vice President

        Mr. Degen has been President and Chief Executive Officer since May 2002.

        Mr. Wasielewski has been Senior Vice President and Chief Financial Officer of the Company since April 15, 2004. From 2000 until his employment by the Company, he was Controller/Senior Director, Planning, Wholesale and Operations of Select Comfort Corporation, a manufacturer and retailer of premium air mattresses.

        Mr. Anderly has been Senior Vice President, Corporate Finance and Treasurer of the Company since May 1996.

        Mr. Kucera has been Vice President, Corporate Quality of the Company since 1991. He assumed the additional responsibility of directing the Company's FOCUS lean management program on December 1, 2006.

        Mr. Steichen has been Senior Vice President since November 1, 2008. From May 18, 2005 until October 31, 2008, he was Vice President, Sales and Marketing. From February 2002 to May 2005, Mr. Steichen held sales and marketing positions with Graco, Inc., a manufacturer of fluid-handling systems and components, and was Director of Sales and Marketing in the Protective Coatings Division of that company from July 2003 to May 2005.

 COMPENSATION COMMITTEE

        The Compensation Committee is composed of the independent outside directors whose names appear below. The Committee has a charter which is available on the Company's Web site (www.nortechsys.com). The Committee determines the compensation of executive officers of the Company. Compensation for executive officers includes three elements: base salaries, bonuses, share based compensation, and stock appreciation rights. Salaries are based on factors such as the individual's level of responsibility and the amount of salary paid to executives with similar responsibilities in comparable companies. Bonuses are awarded based on a combination of the executive's success in meeting certain pre-established individual goals and the Company's performance in meeting certain financial goals. All share-based compensation and stock appreciation rights plans are designed to increase the incentive for an executive's interest in the Company's success as measured by the market value of its stock or other financial related measures and to align the interests of the executives with those of the Company's shareholders.

        The chief executive officer's base compensation for 2010 was established under an employment agreement executed in 2005, which was renewed in 2008 for an additional three years. Further, it was determined that the total compensation of the chief executive officer was comparable to compensation of chief executive officers of comparable companies. The base compensation of the other executive officers was set at the level necessary to attract and retain executives performing the functions being performed by such executives.

                      Kenneth Larson, Chair
                      C. Trent Riley
                      Richard W. Perkins
                       Members of the Compensation Committee

 2010 SUMMARY COMPENSATION TABLE

        The table below shows the compensation of the Company's Chief Executive Officer and each of the other two most highly compensated executive officers for services to the Company in 2010.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Non-Equity Incentive Plan Compensation ($)(2) (g)	All Other Compensation ($)(3) (i)	Total ($) (j)
Michael J. Degen,	2010	307,956	128,304	74,030	510,290
Chief Executive Officer(1)	2009	309,196	—	8,100	317,296
Richard G. Wasielewski,	2010	183,039	50,255	47,137	280,431
Chief Financial Officer	2009	183,774	—	7,100	190,874
Curtis J. Steichen,	2010	163,971	45,153	42,226	251,350
Senior Vice President	2009	164,631	—	5,500	170,131

(1)
The Company in 2005 entered into an employment agreement with Mr. Degen, its Chief Executive Officer, which was renewed in October, 2008, and continuing for three years thereafter, providing (a) for a base salary subject to increases related to the Company's general executive pay schedule during the term of the agreement, (b) that he will participate in any incentive plan for which the Company determines he is eligible, and (c) that if Mr. Degen becomes unable to perform his duties because of illness or other incapacity during the term of the agreement, his compensation and his medical, dental and life insurance shall be continued for a period of 24 months. The agreement also provides that if Mr. Degen initiates the termination of employment, he will not for a period of two years following his termination of employment, anywhere in the United States or Mexico, engage in any business or in any manner be connected with or employed by any organization, in direct competition with the Company's business.

(2)
Amounts accrued for in 2010 under the Company's Annual Incentive Compensation Plan were as follows: Mr. Degen $125,756, Mr. Wasielewski $48,981, and Mr. Steichen $43,879. In 2010 the Company established an Equity Appreciation Rights Plan for key employees selected by the Board of Directors. Under this Plan, the Company may award equity appreciation rights units to employees that give the holder the right to receive a cash payment equal to the appreciation in book value per share of common stock from the designated base date to their redemption date. The units are subject to redemption by the Company 36 months after the designated base date. In 2010 the Company awarded 50,000 units to Mr. Degen and 25,000 units to each of Mr. Wasielewski and Mr. Steichen. The designated base date for all units awarded was December 31, 2009 with a redemption date of December 31, 2012. The value of these awards as of December 31, 2010 was as follows: Mr. Degen $2,548, Messrs. Wasielewski and Steichen each $1,274.

(3)
During 2002, the Company established an Executive Life Insurance Plan for its executive officers including all of the Named Executive Officers. Pursuant to this Plan, the Company will pay a bonus to each officer equal to 15% of the officer's base annual salary, as well as an additional bonus to cover federal and state income taxes incurred by the officer with respect to the 15% bonus. The officers are required to purchase life insurance and retain ownership of the life insurance policy once it is purchased. The Plan provides a five-year vesting schedule in which the officers vest in their bonus at a rate of 20% each year. Should an officer terminate employment prior to the fifth year of vesting, that officer must reimburse the Company for any unvested amounts. The 2009 bonuses payable under this plan were reduced due to poor economic conditions.

OUTSTANDING EQUITY AWARDS AT 2010 FISCAL YEAR-END

	Option Awards
Name (a)	Number of Securities Underlying Unexercised Options Exercisable (b)		Number of Securities Underlying Unexercised Options Unexercisable (c)	Option Exercise Price $ (d)	Option Exercise Date (e)
Michael J. Degen	20,000	(1)	—	7.79	10/31/2016
	15,000	(2)	—	7.44	3/7/2016
	50,000	(3)	—	7.22	2/11/2013
Richard G. Wasielewski	10,000	(1)	—	7.79	10/31/2016
	7,500	(2)	—	7.44	3/7/2016
	20,000	(4)	—	7.46	5/3/2014
Curtis J. Steichen	10,000	(1)	—	7.79	10/31/2016
	7,500	(2)	—	7.44	3/7/2016
	20,000	(5)	—	5.28	5/16/2015

(1)
Stock options granted on 11/1/06 vested and became exercisable in one-third increments on 1/1/08, 1/1/09, and 1/1/10.

(2)
Stock options granted on 3/07/06 vested and became 100% exercisable on 12/31/08.

(3)
Stock options granted on 2/11/03 vested and became 100% exercisable on 11/15/05.

(4)
Stock options granted on 5/03/04 vested and became 100% exercisable on 11/15/05.

(5)
Stock options granted on 5/16/05 vested and became 100% exercisable on 11/15/05.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

        In the event of an involuntary termination of any of the Named Executive Officers after a change in control of the Company, each officer would receive for 36 months (or in a lump sum, at the officer's option) his base salary, annual bonus at time of termination, and continued participation in the Company's health, disability and life insurance plans, and additionally up to $10,000 for professional outplacement services. Assuming that the triggering event took place on December 31, 2010, the amounts payable to the Named Executive Officers would be as follows:

Michael J. Degen	$1,540,870
Richard G. Wasielewski.	$851,293
Curtis J. Steichen	$764,050

2010 DIRECTOR COMPENSATION

Name	Fees Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Total ($)
Myron Kunin	—	—	—	—
Kenneth Larson	23,500	—	—	23,500
Richard W. Perkins	25,000	—	—	25,000
C. Trent Riley	23,000	—	—	23,000

(1)
The aggregate number of restricted stock awards and the aggregate number of option awards outstanding on December 31, 2010 for each of the above-named directors are as follows:

	Stock	Options
Mr. Kunin	—	21,000
Mr. Larson	—	24,000
Mr. Perkins	—	30,000
Mr. Riley	—	26,000

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

        The Company has established a Nominating and Corporate Governance Committee of the Board of Directors. All the members of this Committee are independent as defined in the NASDAQ Marketplace Rules.

Shareholder Nominees

        The Committee has adopted a policy of considering director candidates recommended by shareholders. Any shareholder desiring to submit such a recommendation should transmit the candidate's name and qualifications in a letter addressed to:

    Nominating and Corporate Governance Committee
    Nortech Systems Incorporated
    1120 Wayzata Boulevard East, Suite 201
    Wayzata, MN 55391

Director Qualifications

        The Company's Directors play a critical role in overseeing the management of the company and its strategic direction. Qualifications for candidates are based on various criteria, such as broad business and professional skills and experiences as management or directors of other companies. Director candidates are expected to have the necessary time available to perform their duties and responsibilities to the company.

        The Nominating and Corporate Governance Committee and the Board of Directors have established minimum requirements for attracting qualified director candidates as follows: at least 10 years of relevant business experience, ability to read and understand financial statements, no conflict of interest with the company, and meet Company's Code of Business Conduct and Ethics. The Nominating and Corporate Governance Committee and the Board of Directors retain the right to modify these minimum requirements from time to time.

        The Nominating and Corporate Governance Committee and the Board of Directors seek directors with diversity of skills and experiences. To determine whether the Board has the appropriate diversity or a new member could improve the diversity the following issues are considered:

  •
  Skills and Experiences that are currently represented on the Board

  •
  Desired size of the Board

To determine whether the Board has the appropriate diversity or a new member could improve the diversity the following skills and experiences are considered:

  •
  Mergers and acquisitions experience

  •
  Financial and compliance expertise

  •
  Leadership of a company who has sustained growth

  •
  Contract manufacturing expertise

For new candidates, the Nominating and Corporate Governance Committee and the Board of Directors also consider whether the person will provide gender or racial diversity.

Identifying and Evaluating Nominees for Directors

        The Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating qualified nominees for directors. The Committee periodically assesses the appropriate size and needs of the Board and whether any vacancies are anticipated. If vacancies are anticipated or if the Committee determines that the number of directors should be increased, the Committee considers possible director candidates and follows the director qualification guidelines. Candidates may come to the Committee's attention through present Board members, shareholders or other persons. All candidates will be evaluated by the Committee and the Committee's recommendations will then be transmitted to the entire Board. Assessment of candidates will include a variety of issues, including diversity, skills and experience in the fields of finance and banking, accounting, sales and marketing, technology, international manufacturing, and an understanding of contact manufacturing and the Company's industry.

 SECURITY HOLDERS COMMUNICATIONS WITH THE BOARD

        Security holders may send communications to the Company's board of directors, or to any individual Board member, by means of a letter to such individual Board member or the entire Board addressed to:

    Board of Directors (or named Board member)
    Nortech Systems Incorporated
    1120 Wayzata Boulevard East, Suite 201
    Wayzata, MN 55391

REPORT OF AUDIT COMMITTEE

        The Board of Directors of the Company has adopted a charter for the Audit Committee. The charter charges the Committee with the responsibility for, among other things, reviewing the Company's audited financial statements and the financial reporting process. The Company's management is responsible for the Company's internal controls and the financial reporting process, including the system of internal controls. The Company's independent registered public accounting firm is responsible for expressing an opinion on the conformity of the Company's audited consolidated financial statements with generally accepted U.S. accounting principles. In carrying out their responsibility, the Committee has reviewed and discussed with management the Company's audited financial statements as of and for the year ended December 31, 2010. The Committee has also discussed the audited financial statements with McGladrey & Pullen, LLP, including the matters required to be discussed by Public Company Accounting Oversight Board AU Section 380, "Communications with Audit Committees," and received the written disclosures and the letter from McGladrey & Pullen, LLP required by Rule 3526 of the Public Company Accounting Oversight Board, "Communications With Audit Committees Concerning Independence", and has discussed with McGladrey & Pullen, LLP their independence. The Committee has also considered whether McGladrey & Pullen, LLP provided non-audit services which could impact their independence. No such services were provided by McGladrey & Pullen, LLP.

        Based on these reviews and discussions, the Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the Company's fiscal year ended December 31, 2010.

        The members of the Audit Committee are "independent" under the rules of the Securities and Exchange Commission and the NASDAQ listing standards.

                      Richard W. Perkins, Chair
                      Kenneth Larson
                      C. Trent Riley
                       Members of the Audit Committee

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth as of March 15, 2011, the ownership of Common Stock of the Company by each shareholder who is known by the Company to own beneficially more than 5% of the outstanding shares of the Company, by each director and by each executive officer identified in the Summary Compensation Table, and by all executive officers and directors as a group. The parties listed in the table have the voting and investment powers with respect to the shares indicated.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)		Percent of Class
Myron Kunin	1,411,335		51.5%
Michael J. Degen	95,501		3.5%
Richard W. Perkins	58,000		2.1%
Richard G. Wasielewski	44,000		1.6%
Curtis J. Steichen	40,000		1.5%
C. Trent Riley	28,000		1.0%
Kenneth Larson	25,000		1.0%
All executive officers and directors as a group (9 persons)	1,782,164	(2)	65.0%
Lafitte Capital Management LP(3)	180,143		6.6%
701 Brazos, Suite 310
Austin, TX 78701

(1)
Includes the following shares not currently outstanding but deemed beneficially owned because of the right to acquire such shares pursuant to options exercisable within sixty (60) days: 18,000 shares by Mr. Kunin, 85,000 shares by Mr. Degen, 27,000 shares by Mr. Perkins, 37,500 shares by Mr. Wasielewski, 37,500 shares by Mr. Steichen, 23,000 shares by Mr. Riley, and 21,000 shares by Mr. Larson.

(2)
Includes 303,250 shares subject to options exercisable within sixty (60) days.

(3)
Based solely upon the most recent report filed with the Securities and Exchange Commission pursuant to Rule 13d-1c of the Securities Exchange Act of 1934, as amended.

2010 ANNUAL REPORT

        The Company will mail its annual report for the year 2010 on or about April 6, 2011, to all shareholders of the Company of record on March 15, 2011.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Appointment of Principal Accountants

        The Audit Committee of the Board of Directors has engaged McGladrey & Pullen, LLP ("McGladrey"), as the independent registered public accounting firm of the Company for 2011. Members of the firm are expected to be present at the annual meeting of shareholders and available to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so.

Fees incurred by the Company for services of Principal Accountants

        The following table shows the fees billed to the Company for the audit and other services provided by McGladrey and its affiliate RSM McGladrey, Inc. for fiscal years 2010 and 2009, including the estimated fees remaining to be billed by McGladrey for the 2010 audit.

	2010	2009
Audit Fees(1)	$150,000	$300,000
Audit-Related Fees(2)	22,000	1,215
Tax Fees	0	0
All Other Fees	0	0

(1)
Audit fees include fees for the annual audit, SAS 100 reviews of the quarters and regulatory filings.

(2)
Audit-related fees are principally for professional services relating to technical accounting consulting and research, including business combinations, debt modifications and functional currency considerations, and meetings with management.

        The Audit Committee has established a policy for pre-approving the services provided by the Company's independent registered public accounting firm in accordance with the auditor independence rules of the SEC. This policy requires the review and pre-approval by the Audit Committee of all audit and permissible non-audit services provided by the independent registered public accounting firm and an annual review of the financial plan for audit fees.

QUORUM AND VOTE REQUIRED

        The presence in person or by proxy of the holders of a majority of the voting power of the shares of Common Stock issued, outstanding and entitled to vote at a meeting for the transaction of business is required to constitute a quorum. The election of each director will be decided by plurality votes. As a result, any shares not voted for a director (whether by withholding authority, broker non-vote or otherwise) have no impact on the election of directors except to the extent the failure to vote for an individual results in another individual receiving a larger number of votes. If your shares are held by a broker or nominee, you should contact such holder to determine if you may vote your shares electronically and, if so, the method and deadline for voting electronically. If your shares are held directly and you decide to vote electronically, please follow the directions on your proxy card.

SHAREHOLDER PROPOSALS

        Any proposal by a shareholder for the annual shareholders' meeting to be held in May, 2012, must be received by the secretary of the Company at 1120 Wayzata Boulevard East, Suite 201, Wayzata, Minnesota 55391, not later than the close of business on January 2, 2012. Proposals received by that date will be included in the 2012 proxy statement if the proposals are proper for consideration at an annual meeting and are required for inclusion in the proxy statement by, and conform to, the rules of the Securities and Exchange Commission.

        The Company's bylaws provide that a shareholder may nominate a director for election at the annual meeting or may present from the floor a proposal that is not included in the proxy statement if proper written notice is received by the secretary of the Company at its principal offices in Wayzata, Minnesota, at least 120 days in advance of the date of the proxy statement for the prior year's annual meeting. For the 2012 annual meeting, director nominations and shareholder proposals must be received on or before January 2, 2012. Shareholder proposals that are received by the Company after that date may not be presented in any manner at the 2012 annual meeting.

 OTHER MATTERS

        The management does not know of any other matters that may be presented for consideration at the annual meeting of shareholders. If any other matters are properly presented at the meeting, the persons named in the accompanying proxy will vote upon them in accordance with their best judgment.

                      By Order of the Board of Directors

                      BERT M. GROSS
                       Secretary

Minneapolis, Minnesota
April 6, 2011

NORTECH SYSTEMS INCORPORATED
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
May 11, 2011

NORTECH SYSTEMS INCORPORATED proxy

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS and will be voted as directed herein. If no direction is given, this proxy will be voted FOR the proposal to fix the number of directors at five and FOR all the nominees listed in paragraph 2.

The undersigned hereby appoints Michael J. Degen and Garry Anderly and either of them, proxies for the undersigned, with full power of substitution, to represent the undersigned and to vote all of the shares of the Common Stock of Nortech Systems Incorporated (the Company) which the undersigned is entitled to vote at the annual meeting of shareholders of the Company to be held on May 11, 2011, and at any and all adjournments thereof.

(Continued, and TO BE COMPLETED AND SIGNED on the reverse side)

Please detach here

1.	To fix the number of directors of the Company at five.	/ /	For	/ /	Against	/ /	Abstain

2.	Election of directors:	01 Michael J. Degen 02 Kenneth Larson 03 Myron Kunin	04 Richard W. Perkins 05 Trent Riley	/ /	FOR all nominees above, except vote withheld from individual nominees	/ /	WITHHELD AUTHORITY to vote for all nominees listed above

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

3.	In their discretion, on such other matters as may properly come before the meeting.	/ /	For	/ /	Against	/ /	Abstain

Date , 2011

Signature(s) in Box
Where stock is registered jointly in the names of two or more persons ALL should sign. Signature(s) should correspond exactly with the name(s) as shown above. Please sign and date and return promptly in the enclosed envelope. No postage need be affixed if mailed in the United States.

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